UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006 (September 21, 2006)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

Since September 21, 2006, Rancher Energy Corp. (the “Company”) has offered and sold a total of 3,422,000 unregistered Units. Each Unit consists of one share of the Company’s common stock, U.S. $.0001 par value, and a warrant to purchase one additional share of the Company’s common stock. Each Unit was sold at the price of U.S. $0.50 per Unit; and an aggregate fee of $74,675 was paid, and 149,350 shares of common stock were granted, to a finder engaged by the Company in connection with the disclosed sales. The warrants included as part of the Units are exercisable for a period of two years from the date of issuance. During the first year of the warrant exercise period, the warrant exercise price is U.S. $0.75 per share and during the second year, the warrant exercise price is U.S. $1.00 per share. The warrants are redeemable by the Company for no consideration upon 30 days’ prior notice. The following table sets forth the issuance date and the total number of Units purchased by investors on such dates:

Date of Issuance	Number of Units
September 21, 2006	40,000
September 22, 2006	150,000
September 25, 2006	120,000
September 26, 2006	400,000
September 27, 2006	280,000
September 28, 2006	90,000
September 29, 2006	692,000
October 2, 2006	720,000
October 4, 2006	430,000
October 10, 2006	500,000

All of the Units were sold outside the United States in offshore transactions to non-U.S. persons pursuant to the exemption from registration provided by Regulation S adopted under the Securities Act of 1933, as amended. Each of these investors was a sophisticated investor who provided customary investment representations and warranties as to suitability and against resales and distributions of the Units. The certificates to be issued will bear a standard restrictive legend generally used in Regulation S transactions.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on our Current Report on Form 8-K filed on October 6, 2006, the Company promoted Andrew Casazza to Chief Operating Officer effective October 3, 2006. In connection with this promotion, on October 23, 2006, the Company entered into a three-year employment agreement ending on October 31, 2009 with Mr. Casazza for his employment as the Company’s Chief Operating Officer (the “Employment Agreement”). Under the Employment Agreement, Mr. Casazza is entitled to receive a base salary of $100,000, is eligible to receive a discretionary bonus for each calendar year during the term and is entitled to the coverage or benefits under any and all employee benefit plans maintained by the Company. In addition, if Mr. Casazza is terminated by the Company without cause (as defined in the Employment Agreement) or if Mr. Casazza resigns for good reason (as defined in the Employment Agreement), Mr. Casazza shall be entitled to receive (i) his base salary accrued through the date of termination, (ii) any and all accrued vacation bay and accrued benefits through the date of termination and (iii) his base salary at the rate in effect on the date of notice of termination for a period of six months thereafter.

The foregoing is qualified in its entirety by reference to the Employment Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated as of October 23, 2006, by and between Rancher Energy Corp. and Andrew Casazza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name: Title:	John Works President, Principal Executive Officer
and Principal Financial Officer
Date: November 14, 2006

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement, dated as of October 23, 2006, by and between Rancher Energy Corp. and Andrew Casazza